NPC International, Inc. Reports First Quarter Results

OVERLAND PARK, KANSAS, (MAY 3, 2013) - NPC International, Inc. (the “Company”), today reported results for its first fiscal quarter ended March 26, 2013.

FIRST QUARTER HIGHLIGHTS:

•	Comparable store sales decreased (2.2)% rolling over an increase of +5.1% last year.

•	Adjusted EBITDA (reconciliation attached) of $38.5MM was essentially flat with the prior year.

•	Net income was $13.2MM, or $4.2MM higher than last year.

•	Cash balances were $52.1MM, an increase of $26.6MM from fiscal year-end.

•	Our leverage ratio was 3.74X Consolidated EBITDA, net of allowable cash balances of $30.0MM (as defined in our Credit Agreement).

NPC’s President and CEO Jim Schwartz said, “The first quarter was challenging as the consumer remained under pressure and our marketing message did not drive adequate perceived value to compel the consumer to trade with us. However, despite soft top line performance and rising commodities, we were able to deliver EBITDA equivalent with the prior year primarily due to the outstanding controls exhibited by our operators.

The brand balanced value and product bundling this quarter with innovation as Pizza Sliders were introduced in the back half of the quarter. However, this marketing platform was not sufficient to produce positive comparable store sales in light of the prevailing macro-economic factors and the rollover of the prior year’s robust 5.1% comparable store sales growth.

Importantly, we leveraged our strong cash flow characteristics this quarter with cash balances increasing by over $26MM from fiscal year end and maintaining covenant leverage at a very comfortable 3.74X. As a result, we have ample financial flexibility to aggressively pursue our growth initiatives.

We remain focused on expanding the Delco Lite footprint, opening 6 Delco Lite units during the first quarter on our way to our target of 40 new Delco Lites. Additionally, we are commencing our Wingstreet conversion efforts and have completed 15 of the 290 conversions planned for fiscal 2013. We believe that we are well in range of delivering our targeted growth for both of these key initiatives in 2013.

We look forward to the balance of the fiscal year with optimism for continued growth and deleveraging as we continue to expand the great Pizza Hut brand in our existing communities and in the new ones we will begin to serve under our Delco Lite growth strategy.”

The Company is a wholly-owned subsidiary of NPC Restaurant Holdings, LLC ("Parent", formerly NPC Acquisition Holdings, LLC), which has guaranteed the Company's 10.50% Senior Notes due 2020. As a result of its guaranty, Parent is required to file reports with the Securities and Exchange Commission which include consolidated financial statements of Parent and its subsidiaries (including the Company). Parent's only material asset is all of the stock of the Company. The quarterly financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations for Parent and the Company on a consolidated basis are set forth in Parent's Form 10-Q for the fiscal quarter ended March 26, 2013 which can be accessed at www.sec.gov.

CONFERENCE CALL INFORMATION:

The Company’s First quarter earnings conference call will be held Monday, May 6, 2013 at 9:00 am CT (10:00 ET). You can access this call by dialing 866-783-2138. The international number is 857-350-1597. The access code for the call is 33104247.

For those unable to participate live, a replay of the call will be available until May 13, 2013 by dialing 888-286-8010 or by dialing international at 617-801-6888. The access code for the replay is 77679280.

A replay of the call will also be available at the Company’s website at www.npcinternational.com.

NPC International, Inc. is the world’s largest Pizza Hut franchisee and currently operates 1,232 Pizza Hut restaurants and delivery units in 28 states.

For more complete information regarding the Company’s financial position and results of operations, investors are encouraged to review the Parent’s annual financial statements and Management’s Discussion and Analysis of Financial Condition and Results of Operations, incorporated into the Parent’s Form 10-Q which can be accessed at www.sec.gov.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained in this news release that do not relate to historical or current facts constitute forward-looking statements. These include statements regarding our plans and expectations. Forward-looking statements are subject to inherent risks and uncertainties and there can be no assurance that such statements will prove to be correct. Actual results may vary materially from those anticipated in such forward-looking statements as a result of a number of factors, including lower than anticipated consumer discretionary spending; deterioration in general economic conditions; competition in the quick service restaurant market; adverse changes in food, labor and other costs; price inflation or deflation; and other factors. These risks and other risks are described in Parent’s and NPC’s filings with the Securities and Exchange Commission, including Parent's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Copies of these filings may be obtained by contacting NPC. All forward-looking statements made in this news release are made as of the date hereof. NPC does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances. Investors are cautioned not to place undue reliance on any forward-looking statements.

NPC INTERNATIONAL, INC.
Consolidated Statements of Income
(In thousands)
(Unaudited)

	13 Weeks Ended
	Mar. 26, 2013		Mar. 27, 2012

Net product sales (1)	$264,671	100.0%	$257,819	100.0%
Fees and other income (2)	14,298	5.4%	12,595	4.9%
Total sales	278,969	105.4%	270,414	104.9%
Comparable store sales (net product sales only)	(2.2)%		5.1%

Cost of sales (3)	76,848	29.0%	75,335	29.2%
Direct labor (4)	75,590	28.6%	73,958	28.7%
Other restaurant operating expenses (5)	81,730	30.9%	77,726	30.1%
General and administrative expenses (6)	14,424	5.4%	14,011	5.5%
Corporate depreciation and amortization of intangibles	4,393	1.7%	4,244	1.7%
Other	133	—%	264	0.1%
Total costs and expenses	253,118	95.6%	245,538	95.3%
Operating income	25,851	9.8%	24,876	9.6%
Interest expense (7)	10,240	3.9%	12,914	5.0%
Income before income taxes	15,611	5.9%	11,962	4.6%
Income tax expense	2,367	0.9%	2,957	1.1%

Net income	$13,244	5.0%	$9,005	3.5%

Percentages are shown as a percent of net product sales.

Capital expenditures	$9,630		$8,496
Cash rent expense	$13,466		$12,851

(1)	Net product sales increased 2.7% due to a 5.5% increase in equivalent units partially offset by a 2.2% decline in comparable store sales.

(2)	Fees and other income increased 13.5% due to higher delivery charge income from customer delivery charge increases and an increase in equivalent delivery units.

(3)	Cost of sales, as a percentage of net product sales, decreased primarily due to favorable product mix changes and costs savings initiatives that more than offset an increase in ingredient costs.

(4)	Direct labor, as a percentage of net product sales, decreased largely due to improved labor productivity partially offset by deleveraging of the fixed labor components.

(5)
Other restaurant operating expenses, as a percentage of net product sales, increased largely due to higher delivery driver reimbursement expense and higher rent and occupancy costs as a result of sales deleveraging partially offset by lower depreciation.

(6)
General and administrative expenses increased largely due to higher field personnel costs related to an increase in equivalent units and higher credit card transaction fees due to increased rates and a larger number of credit card transactions.

(7)
Interest expense decreased primarily due to lower interest rates resulting from the refinancing of our credit facility in the second and fourth quarters of 2012 and lower average outstanding debt levels.

Note: The explanations above are abbreviated disclosures. For complete disclosure see Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Parent's Form 10-Q filed with the SEC.

NPC INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 26, 2013	December 25, 2012
Assets
Current assets:
Cash and cash equivalents	$52,061	$25,493
Other current assets	36,718	43,293
Total current assets	88,779	68,786

Facilities and equipment, net	143,588	143,625
Franchise rights, net	618,992	622,634
Other noncurrent assets	336,294	334,737
Total assets	$1,187,653	$1,169,782
Liabilities and Stockholders' Equity
Current liabilities:
Current liabilities	$92,028	$89,743

Long-term debt, less current portion	558,125	558,125
Other noncurrent liabilities	288,785	286,443
Total liabilities	938,938	934,311
Stockholders' equity	248,715	235,471
Total liabilities and stockholders' equity	$1,187,653	$1,169,782

NPC INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	13 Weeks Ended
	Mar. 26, 2013	Mar. 27, 2012
Operating activities
Net income	$13,244	$9,005
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	12,950	13,312
Amortization of debt issuance costs	829	1,032
Deferred income taxes	350	2,957
Other	87	7
Changes in assets and liabilities, excluding acquisitions:
Assets	4,306	1,055
Liabilities	5,032	(3,148)
Net cash provided by operating activities	36,798	24,220
Investing activities
Capital expenditures	(9,630)	(8,496)
Purchase of the stock of the Company	—	(431,589)
Purchase of business assets, net of cash acquired	—	(19,322)
Proceeds from sale or disposition of assets	40	21
Net cash used in investing activities	(9,590)	(459,386)
Financing activities
Contingent consideration paid to sellers	(602)	—
Borrowings under revolving credit facility	—	9,700
Payments under revolving credit facility	—	(9,700)
Proceeds from equity contribution, net of costs of $18,735	—	216,635
Retirement of predecessor entity debt	—	(372,700)
Issuance of debt	—	565,000
Debt issuance costs	(38)	(27,794)
Interest rate derivative	—	(636)
Net cash provided by (used in) financing activities	(640)	380,505
Net change in cash and cash equivalents	26,568	(54,661)
Beginning cash and cash equivalents	25,493	78,394
Ending cash and cash equivalents	$52,061	$23,733

NPC INTERNATIONAL, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands)
(Unaudited)

	13 Weeks Ended
	Mar. 26, 2013	Mar. 27, 2012
Adjusted EBITDA:
Net income	$13,244	$9,005
Adjustments:
Interest expense	10,240	12,914
Income tax expense	2,367	2,957
Depreciation and amortization	12,950	13,312
Transaction costs	36	283
Net facility impairment charges	85	—
Development incentives	(630)	—
Pre-opening expenses and other	256	399
Adjusted EBITDA (1)	$38,548	$38,870
Adjusted EBITDA Margin(2)	14.6%	15.1%

Free Cash Flow:
Net cash provided by operating activities	$36,798	$24,220
Adjustments:
Predecessor transaction expenses	—	16,070
Capital expenditures	(9,630)	(8,496)
Free Cash Flow (3)	$27,168	$31,794

Unit Count Activity

	13 Weeks Ended
	Mar. 26, 2013	Mar. 27, 2012

Beginning of period	1,227	1,151
Acquired	1	36
Developed	6	2
Closed	(2)	—
End of period	1,232	1,189

Equivalent units(4)	1,226	1,162

(1) The Company defines Adjusted EBITDA as consolidated net income plus interest, income taxes, depreciation and amortization, facility impairment charges, pre-opening expenses and certain other items that are non-operational in nature. The Company incurred substantial interest expense, depreciation and amortization related to the acquisition of the Company by an entity controlled by Olympus Growth Fund V, L.P. and certain of its affiliates on the first day of fiscal 2012. Management believes the elimination of these items, as well as income taxes and certain other items of a non-operational nature, as noted in the table above, give investors and management useful information to compare the performance of our core operations over different periods and to compare our operating performance with the performance of other companies that have different financing and capital structures or tax rates. Adjusted EBITDA is not a measure of financial performance under GAAP. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation from, or as a substitute for analysis of, the Company’s financial information reported under GAAP. Adjusted EBITDA, as defined above, may not be similar to EBITDA measures of other companies.
(2) Calculated as a percentage of net product sales.
(3) The Company defines Adjusted Free Cash Flow as cash flows from operations plus non-recurring predecessor transaction expenses paid from proceeds from the sale of the Company less capital expenditures. Management believes that the free cash flow measure is important to investors to provide a measure of how much cash flow is available, after current changes in working capital and acquisition of property and equipment, to be used for working capital needs or for strategic opportunities, including servicing debt, making acquisitions, and making investments in the business. It should not be inferred that the entire Adjusted Free Cash Flow amount is available for discretionary expenditures.
(4) Equivalent units represent the number of units open at the beginning of a given period, adjusted for units opened, closed, temporarily closed, acquired or sold during the period on a weighted average basis.
Contact: Troy D. Cook, Executive Vice President-Finance & Chief Financial Officer
913-327-3109
7300 W 129th St
Overland Park, KS 66213